Exhibit 32.2 Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Latin American Telecommunications Venture Company - LATVCO. (the “Company”), on Form 10-QSB for the period ending February 29, 2008, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Thomas Calabro, Chief Financial Officer, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Thomas Calabro
Chief Financial Officer

April 14, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in the typed form with the electronic version of this written statement required by Section 906, has been provided to IGIA, Inc. and will be retained by IGIA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.